                                                                     Exhibit 2.2

                          REGISTRATION RIGHTS AGREEMENT

                                November 7, 2000

To:      David Tabor
         Cheryl Tabor
         Michael Stadulis
         Joseph Zeimentz

(individually, a "Selling Stockholder" and together the "Selling Stockholders")

                                    RECITALS


WHEREAS: The Selling Stockholders will receive from AppliedTheory Corporation (the "Parent") shares of common stock, par value $.01 per share, of the Parent pursuant to that certain Agreement and Plan of Merger, dated as of November 7, 2000, by and among the Parent and the Selling Stockholders, among others; and

WHEREAS: As a condition to the Closing of the merger contemplated by the Merger Agreement, the Parent has agreed to grant to the Stockholders certain registration rights in accordance with this Registration Rights Agreement (the "Agreement") with respect to certain securities of the Parent held by the Stockholders.


                                    AGREEMENT

                  NOW, THEREFORE, it is agreed as follows:

                  1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                           "Authorized Transferee" shall mean a relative or
                  spouse of a Stockholder, or a relative of such Stockholder's spouse if such relative shares a home with the Stockholder.

                           "Common Stock" shall mean all shares of Common Stock,
                  par value $.01 per share of the Parent.

                           "Exchange Act" shall mean the Securities Exchange Act
                  of 1934, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

                           "Merger Agreement" shall mean the Agreement and Plan
                  of Merger dated as of November 7, 2000 by and among the Parent, the Selling Stockholders, and certain other parties.

                           "Parent" shall mean AppliedTheory Corporation.
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                           "Registrable Stock" shall mean those shares of Common
                  Stock that are issued to the Selling Stockholders in connection with the Closing of the Merger, as of the applicable time are held by the Stockholders and as of such time are not held in the Escrow Fund.

                           "Registration Expenses" shall mean the expenses so
                  described in Section 5 of this Agreement.

                           "SEC" shall mean the United States Securities and
                  Exchange Commission, or any other federal agency at the time administering the Securities Act.

                           "Securities Act" shall mean the Securities Act of
                  1933, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

                           "Selling Expenses" shall mean the expenses so
                  described in Section 5 of this Agreement.

                           "Stockholders" shall mean David Tabor, Cheryl Tabor,
                  Michael Stadulis and Joseph Zeimentz and, subject to section 8(a) hereof, any Authorized Transferee. "Stockholder" shall mean any of such persons.

                           "Unregistered Common Stock" shall mean all shares of
                  Common Stock which are beneficially owned by a Stockholder as of the date hereof which have not been registered under the Securities Act.


                  All other capitalized terms used herein shall, unless defined, have the respective meanings set forth herein or, in the absence of such a definition, in the Merger Agreement.

                  2. Restrictive Legend. Each certificate representing Common Stock shall, except as otherwise provided in this Section 2, be stamped or otherwise imprinted with a legend substantially in the following form:

                  "THIS SECURITY IS SUBJECT TO RESTRICTIONS REGARDING THE SALE THEREOF UNDER AN AGREEMENT AND PLAN OF MERGER DATED NOVEMBER 7, 2000 BETWEEN THE HOLDER THEREOF AND PARENT CORPORATION, HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THAT ACT AND THE APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

A certificate shall not bear such legend if in the opinion of counsel satisfactory to the Parent the securities represented thereby may be publicly sold without registration under the Securities Act.
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         3. Required Registration:

                  (a) At any time during the period beginning 120 days following the Closing and ending 180 days following the Closing, Stockholders who are holders of a majority of the Registrable Stock may deliver a written request (a "Required Registration Notice") to the Parent demanding registration under the Securities Act of the shares of Registrable Stock delivered by the Parent as Merger Consideration under the Merger Agreement and held by such requesting holder or holders for sale in the manner specified in such notice.

                  (b) Following the receipt of any notice under this Section 3, the Parent shall promptly give written notice of the request for registration to all Stockholders who hold Registrable Stock and who were not included in the Required Registration Notice. The Parent shall then use its best efforts to include in a registration statement under the Securities Act for public sale in accordance with the method of disposition specified in the Required Registration Notice, the number of shares of Registrable Stock specified in such notice from each such requesting Stockholder and in all responses from other Stockholders which are received within 30 days of the Parent's notifying such Stockholders of the Required Registration Notice. Upon its receipt of a Required Registration Notice, the Parent shall take commercially reasonable efforts to file a registration statement relating to such notice within 60 days following the Parent's receipt of such notice; provided, however, that the Parent may, in its sole discretion, defer the filing of such registration statement for an additional 30 days beyond the expiration of such 60-day period in order to determine, based upon the advice of its underwriters and counsel, and avail itself of appropriate market timing for the filing of such registration statement.

                  (c) Prior to the effective date of any registration made by the Parent under this Section 3, such registration will be withdrawn if the Parent receives a written notice to that effect, signed by all holders of Registrable Stock who made a request for registration under paragraphs (a) and (b) of this Section 3. If such a notice is delivered, the withdrawn registration will not qualify as the occasion where the Parent is obligated to make a registration under paragraph
         (b) of this Section 3. If a registration is so withdrawn, the holders of Registrable stock who made such request for registration shall be jointly and severally obligated to pay all Registration Expenses incurred in connection with or as a result of the compliance with the request for and the withdrawal of such registration.

                  (d) The Parent shall be entitled to include in any registration statement referred to in this Section 3, for sale in accordance with the method of disposition specified in the Required Registration Notice, shares of Common Stock to be sold by the Parent for its own account or for sale by others, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering) such inclusion would adversely affect the marketing of the Registrable Stock to be sold.

                  4. Registration Procedures. With respect to the registration arising under Section 3 hereof, the Parent will, as expeditiously as possible:
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                  (a) prepare and file with the SEC within the period set forth in Section 3(b) hereof a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

                  (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Stock covered by such registration statement in accordance with the sellers' intended method of disposition as set forth in such registration statement for such period;

                  (c) furnish each seller of Registrable Stock and any applicable underwriter with such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such parties reasonably may request in order to facilitate the public sale or other disposition of the Registrable Stock covered by such registration statement;

                  (d) use its best efforts to register or qualify the Registrable Stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Registrable Stock or, in the case of an underwritten public offering, the managing underwriter, reasonably shall request; provided, however, that the Parent shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

                  (e) use its best efforts to list the Registrable Stock covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

                  (f) immediately notify each seller of Registrable Stock and any applicable underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Parent has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                  (g) if the offering is underwritten and at the request of any seller of Registrable Stock, use its best efforts to furnish on the date that such Registrable Stock is delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated as of such date of counsel representing the Parent for the purposes of such registration, addressed to the underwriters and to such seller, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceeding for that purpose have been instituted or are pending or contemplated under
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         the Securities Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act, (except that such counsel need not express any opinion as to financial statements or other financial data contained therein) and (C) to such other effects as reasonably may be requested by counsel for the underwriter or by such seller or its counsel and (ii) a letter dated such date from the independent public accountants retained by the Parent, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Parent included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect tot such registration as such underwriters reasonably may request;

                  (h) immediately after the Parent determines that any of the matters discussed in Section 5(g) are not true, provide the holders of Registrable Stock with notice to that effect; and

                  (i) make available for inspection by each seller of Registrable Stock, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Parent, and cause the Parent's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

         For purposes of Section 4(a), the period of distribution of Registrable Stock shall be deemed to extend until the earlier of the sale of all Registrable Stock covered thereby and 120 days after the effective date thereof.

                  In connection with each registration hereunder, the Stockholder sellers of Registrable Stock will furnish to the Parent in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

                  In connection with each registration pursuant to Sections 3 and 4 covering an underwritten public offering, the Parent and each seller agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Parent's size and investment stature.

                  5. Expenses. All expenses incurred by the Parent in complying with Section 3, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Parent, fees and expenses (including counsel fees) incurred, in respect of the Parent's obligations under this Agreement or of the rights under this Agreement of the Stockholder, in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars and costs of insurance, but excluding any Selling Expenses, are called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Registrable Stock and any fees and disbursements of counsel to the Stockholder are called "Selling Expenses".

                  Except as set forth in Section 3(c), the Parent will pay all Registration Expenses in connection with each registration statement under
Section 3. All Selling Expenses in connection with each registration statement under Section 3 shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the Parent (except to the extent the Parent shall be a seller) as they may agree.

                  6. Indemnification and Contribution.

                  (a) In the event of a registration of any of the Registrable Stock under the Securities Act pursuant to Section 3, the Parent will indemnify and hold harmless the Stockholder, if he shall have included shares for sale thereunder, each underwriter of such Registrable Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Stock was registered under the Securities Act pursuant to
         Section 3, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Parent will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such seller, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus.

                  (b) In the event of a registration of any of the Registrable Stock under the Securities Act pursuant to Section 3, each seller of such Registrable Stock thereunder, severally and not jointly, will indemnify and hold harmless the Parent, each person, if any, who controls the Parent within the meaning of the Securities Act, each officer of the Parent who signs the registration statement, each director of the Parent, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Parent or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Stock was registered under the Securities Act pursuant to Section 3, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Parent and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Parent by such seller specifically for use in such registration statement or prospectus; provided, further, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the net proceeds received by such seller from the sale of Registrable Stock covered by such registration statement.

                  (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 6 and shall only relieve it from any liability which it may have to such indemnified party under this
         Section 6 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 6 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. No indemnifying party, in defense of any such action, shall, except with the consent of each indemnified party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving, by the claimant or plaintiff, to such indemnified party of a release from all liability in respect to such action.

                  (d) In order to provide just and equitable contribution to joint liability under the Securities Act in any case in which either
         (i) the Stockholder as a party exercising rights under this Agreement, or any controlling person of the Stockholder, makes a claim for indemnification pursuant to this Section 6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 6; then, each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Parent, on the one hand, and the holders of such Registrable Stock, as the case may be, on the other, in connection with the statements and omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including, without limitation, the failure to give any notice under the third paragraph of this Section 6. The relative fault shall be determined by reference to, among other things, whether the untrue and alleged untrue statement of a material fact relates to information supplied by the Parent, on the one hand, or the sellers of such Registrable Stock, as the case may be, on the other, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Parent and the sellers of Registrable Stock agree that it would not be just and equitable if contributions pursuant to this paragraph (d) of Section 6 were determined by pro rata allocation (even if all of the sellers of such Registrable Stock, as the case may be, were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph (d) of Section 6. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this paragraph (d) of Section 6, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the public offering price of all such Registrable Stock offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                  7. Changes in Common Stock. If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

                  8. Miscellaneous.

                  (a) All representations, warranties, covenants and agreements made to the Parent contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the Parent, whether so expressed or not and the Stockholders hereby covenant and agree that any such successor or assign of Parent shall be entitled to rely upon and enforce all representations, warranties, covenants and agreements of the Stockholders.

                  (b) In the event that a Stockholder shall transfer any shares of Registrable Stock, the registration rights conferred herein shall not inure to the benefit of the transferee who receives such Registrable Stock unless such transferee is an Authorized Transferee who shall not have delivered consideration in exchange for such shares, in which case the Authorized Transferee must execute this Agreement and agree to be bound by the terms hereof in order to have the benefit of any registration rights conferred herein. In the event that the foregoing conditions shall have been satisfied, such Authorized Transferee shall then be considered a Stockholder for purposes of this Agreement.

                  (c) Subject to the foregoing paragraphs (a) and (b) of this
         Section 8, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall otherwise bind the respective successors and assigns of such parties (including, without limitation, transferees of any Registrable Stock), whether so expressed or not.

                  (d) All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by certified or registered mail, return receipt requested, postage pre-paid, or telexed, in the case of non-U.S. residents, addressed as follows:

                           if to the Parent or Stockholder, at the address of
                  such party as set forth in the Merger Agreement;

                           if to any subsequent holder of Registrable Shares, to
                  it at such address as may have been furnished to the Parent in writing by such holder;

                           or, in any case, at such other address or addresses as shall have been furnished in writing to the Parent (in the case of a holder of Registrable Stock) or to the holders of Registrable Stock (in the case of the Parent) in accordance with the provisions of this paragraph.

                  (e) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  (f) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (g) The obligations of the Parent to register shares of Registrable Stock under Section 3 shall terminate one year after the Closing, unless such obligations terminate earlier in accordance with the terms of this Agreement.

                  (h) Whenever used herein, the singular shall include the plural, the plural the singular and the use of any gender shall be applicable to all genders.

                  (i) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

                  (j) Neither this Agreement nor any provision hereof can be modified, changed, discharged or terminated except upon the written agreement of all parties hereto.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be effective as of this 7th day of November, 2000.

                                           AppliedTheory Corporation



                                           By:    /s/ Danny E. Stroud
                                              ------------------------------
                                              ------------------------------
                                              ------------------------------

SELLING STOCKHOLDERS:


  /s/ David L. Tabor
----------------------------------------
David L. Tabor

  /s/ Cheryl Cousins Tabor
----------------------------------------
Cheryl Cousins Tabor

  /s/ Frank Stadulis
----------------------------------------
Michael Stadulis by Frank Stadulis, POA

  /s/ Joseph Zeimentz
----------------------------------------
Joseph Zeimentz